Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM T-1

 STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)
Deutsche Bank Trust Company Americas
Attention: Catherine Wang
Legal Department
60 Wall Street, 36th Floor
New York, New York 10005
(212) 250 - 7544
(Name, address and telephone number of agent for service)

Regions Financial Corporation
(Exact name of obligor as specified in its charter)

Delaware	63-0589368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1900 Fifth Avenue North
Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip code)

Subordinated Debt Securities
(Title of the Indenture securities)

Item 1.	General Information.
Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.
If the obligor is an affiliate of the Trustee, describe each such affiliation.
None.
Item 3. Not Applicable
Item 4. Trusteeships under other indentures.
If the trustee is a trustee under another indenture under which any other securities, or certificates or interest or participation in any other securities, of the obligor are outstanding, furnish the following information:
(a) Title of the securities outstanding under each such other indenture.

The following securities were issued under the Indenture, dated as of August 8, 2005, between the obligor and Deutsche Bank Trust Company Americas, as trustee (the “Senior Indenture”):

3.80% Senior Notes due August 2023
2.75% Senior Notes due August 2022
3.20% Senior Notes due February 2021

The following securities were issued under the Indenture, dated as of December 1, 1992, between the predecessor to the obligor and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as trustee (the “1992 Subordinated Indenture”):

7.75% Subordinated Notes due September 2024.

The following securities were issued under the Indenture, dated as of May 25, 1994, between the obligor, as successor to AmSouth Bancorporation, and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as trustee (the “1994 Subordinated Indenture” and, together with the 1992 Subordinated Indenture, the “Subordinated Indentures”):
6.75% Subordinated Debentures due November 2025.
(b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.
Not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any indenture for which the Trustee acts as Trustee. The indenture securities are subordinate in right of payment and liquidation to the securities issued under the Senior Indenture and equal in right of payment and liquidation to the securities issued under the Subordinated Indentures.

Item 5.-15. Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -
Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, dated August 30, 2018, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-224828.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 22nd day of February, 2019.

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/ Luke Russell
By:	Name: Luke Russell
Title: Assistant Vice President